NON-REVOLVING CREDIT NOTE

January 3, 2011 $5,000,000

FOR VALUE RECEIVED, on or before April 30, 2011, Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the "Borrower"), promises to pay to the order of WB QT, LLC, a Delaware limited liability company, as Lender and as agent for the Lenders under the Credit Agreement defined below ("Lender") at Minneapolis, Minnesota, in lawful money of the United States of America so much as may have been advanced by the Lenders to the Borrower and then be outstanding under the Non-Revolving Credit Facility provided by the Lenders to the Borrower pursuant to the Ninth Amendment to Credit Agreement dated as of the date hereof by and between the Borrower and the Lenders (the "Ninth Amendment"), which Ninth Amendment amends that certain Credit Agreement dated as of January 31, 2007 made by and among the Borrower and WB QT, LLC for itself as agent for the Lenders (such Credit Agreement, together with the nine amendments, the "Credit Agreement").

      None of the advances under the Non-Revolving Credit Facility shall bear interest, except as provided in the Ninth Amendment. This Note is a non-revolving credit note under which advances (but not re-advances) and repayments may be made from time to time, but only in accordance with the terms and conditions of the Credit Agreement. This Note evidences borrowings under, is subject to, and is secured in accordance with, the terms of the Credit Agreement to which reference is hereby made. Capitalized terms used herein, except as defined to the contrary, shall have the meanings given them in the Credit Agreement.

      This Note shall be interpreted and the rights of the parties hereunder shall be determined under the laws of, and enforceable in, the State of Minnesota. Borrower hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Nothing herein shall limit any right granted the Lenders by any other instrument or by law.

BORROWER:

Quantum Fuel Systems Technologies

Worldwide, Inc., a Delaware corporation

By: /s/ W. Brian Olson

Name: W. Brian Olson

Title: Chief Financial Officer